UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 25, 2005

                          VERIDICOM INTERNATIONAL, INC.
                 (Exact name of registrant specified in charter)


       Delaware                     000-12382                    95-2577731
     ------------               ---------------              ------------------
    (State of                  (Commission File               (IRS Employer
    Incorporation)                  Number)                  Identification No.)

                               3800-999 3rd Avenue
                         Seattle, Washington 98104-4023
                         ------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (206) 224-6206
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
          (Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[_]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[_]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[_]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 25, 2005, Veridicom International, Inc., a Delaware corporation (the "Registrant") completed the first of three rounds of a private placement whereby the Registrant will issue (a) up to an aggregate of $5,100,000 worth of 10% callable secured notes (collectively, the "Notes") convertible into shares of common stock, $.001 par value, of the Company (the "Conversion Shares") and (b) warrants (collectively, the Warrants") to purchase up to an aggregate of 10,200,000 shares of common stock, $.001 par value, of the Company (the "Warrant Shares") to certain accredited investors, as defined by Rule 501 under the Securities Act of 1933, as amended (the transaction is referred to herein as the "Private Placement"). The closing of the first round of the Private Placement resulted in aggregate proceeds to the Registrant of $1,700,000 and the two subsequent closings of $1,700,000 each are contingent upon triggering events set forth in the Securities Purchase Agreement, which is attached hereto as Exhibit
10.1 (the "Purchase Agreement"). A complete list of purchasers participating in the Private Placement is included as a schedule to the Purchase Agreement (collectively, the "Note Holders").

The Notes have a term of 36 months and bear interest at 10% per annum, which is payable monthly; provided, however, that the interest rate shall reset at 0% for any monthly period in which the Registrant's stock price is greater than 125% of the "Initial Market Price," which is defined as 100% of the volume weighted average of the Registrant's common stock for the five days immediately prior to closing, as reported on the Over-the-Counter Bulletin Board. At the option of the Note Holders, repayment shall be in cash or in shares of the Registrant's common stock, the number of shares of which shall be calculated based on the conversion price of common stock set forth in the Notes, a form of which is attached hereto as Exhibit 4.1. In the event the Registrant defaults on the terms of the Notes, the Registrant will be obligated to repay an amount equal to 130% times the sum of the outstanding principal amount then due under the Notes, plus all accrued and unpaid interest.

The Warrants are exercisable at any time for a period of five years from the date of issuance. The Series A Warrants have an exercise price of $3.00 per share and the Series B Warrants have an exercise price of $5.00 per share. Forms of the Series A and Series B Warrants are attached hereto as Exhibit 4.2 and
Exhibit 4.3, respectively.

The Registrant is obligated to file a registration statement with the Securities and Exchange Commission within 60 days of February 25, 2005, which will include the common stock underlying the Notes and the Warrants (the "Initial Filing Deadline"), and it must be declared effective within 150 days from February 25, 2005 (the "Effectiveness Deadline"). Should the Registrant fail to meet either the Initial Filing Deadline or the Effectiveness Deadline, the Registrant will be required to pay liquidated damages penalties to the Note Holders in an amount equal to the then outstanding principal amount under the Notes multiplied by ..02% times the number of month (prorated for partial months) after the Initial Filing Deadline or the Effectiveness Deadline. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.4.

As an inducement to participate in the Private Placement, the Registrant granted the Note Holders a security interest in all of its intellectual property, as set forth in the Intellectual Property Security Agreement attached hereto as Exhibit 10.2.

As consideration for placement agent services provided by Joseph Stevens & Co. Inc. ("JSC") in connection with the Private Placement, the Company is obligated to issue JSC a warrant to purchase up to 107,087 shares of its common stock at an exercise price of $1.27 per share and a warrant to purchase up to 100,000 shares of its common stock at an exercise price of $3.50 per share (together, the "Placement Agent Warrants") and cash consideration in the amount of $136,000.

A copy of the press release issued by the Registrant announcing the closing of the Private Placement is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation.

Refer to Item 1.01 above with respect to the direct financial obligation created by issuance of the Notes.

Item 3.02 Unregistered Sales of Equity Securities.

The Notes, the Warrants and the Placement Agent Warrants described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the investors qualify as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:


Exhibit
Number     Description
-------    -----------
4.1        Form of 10% Secured Convertible Notes issued February 25, 2005.

4.2        Form of Warrant (A) issued February 25, 2005.

4.3        Form of Warrant (B) issued February 25, 2005.

4.4        Registration Rights Agreement dated February 25, 2005.

10.1       Securities Purchase Agreement dated February 25, 2005.

10.2       Intellectual Property Security Agreement dated February 25, 2005.

99.1       Press Release announcing closing of Private Placement.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Veridicom International, Inc.

Date: March 2, 2005                               By: /s/ Bashir Jaffer
                                                     ------------------
                                                     Bashir Jaffer
                                                     Chief Financial Officer
                                                     (Duly Authorized Officer)